Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of ConvergeOne Holdings, Inc. of our report dated November 10, 2017, relating to the consolidated financial statements of SPS Holdco, LLC, appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

New York, New York

April 23, 2018